UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) October 26, 1999


                                 CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


       Louisiana                     1-7784                     72-0651161
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                  Number)                Identification No.)
    incorporation)

        100 Century Park Drive, Monroe, Louisiana                71203
         (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code      (318) 388-9000



Item 5.   Other Events

   The following press release was issued by CenturyTel,Inc. on October
26, 1999:


FOR IMMEDIATE RELEASE                          FOR MORE INFORMATION CONTACT:
October 26, 1999                               Jeffrey S. Glover (318) 388-9648
                                               jeff.glover@centurytel.com

CenturyTel Posts 17 Percent Rise in Third Quarter Net Income
------------------------------------------------------------

Monroe, LA. . . CenturyTel, Inc. (NYSE Symbol: CTL) announces operating results for third quarter 1999.

o Revenues climbed 4.3% to $419.2 million (14.4% excluding the effect of divestitures).

o Net income jumped 16.7% to $63.8 million (20.6% excluding the effect of divestitures).

o Diluted earnings per share rose 15.4% to $.45 (18.4% excluding the effect of divestitures).

o Earnings before interest, taxes, depreciation, amortization and gain on sales of assets, advanced 2.9% to $222.8 million (12.2% excluding the effect of divestitures).

                            Third Quarter Highlights
                    (In thousands, except per share amounts)

                                 Quarter Ended      Quarter Ended
                                    9/30/99           9/30/98         %Change
-------------------------------------------------------------------------------

  Revenues                        $   419,205        $   401,949          4.3%
  EBITDA (1)                      $   222,808        $   216,496          2.9%
  Net Income (2)                  $    63,788        $    54,678         16.7%
  Diluted Earnings Per
   Share (2)(3)                   $       .45        $       .39         15.4%
  Average Diluted Shares
   Outstanding (3)                    141,504            140,322           .8%

  Telephone Revenues              $   277,352        $   275,397           .7%
  Wireless Revenues               $   111,652        $   106,664          4.7%
  Other Operations Revenues       $    30,201        $    19,888         51.9%
-------------------------------------------------------------------------------

  Telephone Access Lines           1,263,036          1,251,735           .9%
  Wireless Units in
   Majority-Owned Markets            650,899            591,645         10.0%
-------------------------------------------------------------------------------

   (1) Earnings before interest, taxes, depreciation, amortization and gain on sales of assets
   (2) Excludes after-tax gain on asset sales of $741,000, or $.005 per share, in third quarter 1999
   (3) Reflects a three-for-two stock split effected as a stock dividend distributed March 31, 1999


   "CenturyTel's strong financial performance continued in the third quarter," Glen F. Post, III, President and Chief Executive Officer, said. "The second quarter sale of certain non-strategic assets including telephone operations in Alaska and cellular properties in South Texas adversely affected prior period comparisons. Revenue growth in our core operations was 14.4% excluding these divestitures. In recent months, CenturyTel has announced the pending acquisition of nearly half a million telephone access lines which, along with CenturyTel's other growth initiatives, will more than offset the effect of these divestitures."

   Net income for the quarter, excluding gain on sales of assets, climbed
16.7% to $63.8 million from $54.7 million in third quarter 1998. Diluted earnings per share increased 15.4% to $.45 from $.39. Consolidated revenues rose 4.3% to $419.2 million from $401.9 million. Earnings before interest, taxes, depreciation, amortization and gain on sales of assets (EBITDA) grew to $222.8 million from $216.5 million, a 2.9% increase.

                           Third Quarter Highlights,
                   excluding the effect of asset divestitures
                    (In thousands, except per share amounts)


                                  Quarter Ended      Quarter Ended
                                      9/30/99            9/30/98       % Change
-------------------------------------------------------------------------------

  Revenues                          $   419,205        $   366,524       14.4%
  EBITDA (1)                        $   222,808        $   198,496       12.2%
  Net Income (2)                    $    63,788        $    52,875       20.6%
  Diluted Earnings Per
   Share (2)(3)                     $       .45        $       .38       18.4%
  Average Diluted Shares
   Outstanding (3)                      141,504            140,322         .8%

  Telephone Revenues                $   277,352        $   243,664       13.8%
  Wireless Revenues                 $   111,652        $   102,972        8.4%
  Other Operations Revenues         $    30,201        $    19,888       51.9%
-------------------------------------------------------------------------------

  Telephone Access Lines              1,263,036          1,121,683       12.6%
  Wireless Units in
   Majority-Owned Markets               650,899            582,069       11.8%
-------------------------------------------------------------------------------

   (1) Earnings before interest, taxes, depreciation, amortization and gain on sales of assets
   (2) Excludes after-tax gain on asset sales of $741,000, or $.005 per share, in third quarter 1999
   (3) Reflects a three-for-two stock split effected as a stock dividend distributed March 31, 1999

   Net income for the quarter, excluding the effect of asset divestitures and gain on sales of assets, climbed 20.6% to $63.8 million from $52.9 million in third quarter 1998. Diluted earnings per share, excluding the effect of asset divestitures and gains, increased 18.4% to $.45 from $.38. Consolidated revenues excluding divestitures rose 14.4% to $419.2 million from $366.5 million. Excluding divestitures, EBITDA grew to $222.8 million from $198.5 million, a 12.2% increase. CenturyTel achieved a consolidated EBITDA margin of 53.2% during the quarter.

   "We achieved strong internal revenue growth in our core operations this quarter," Post said. "CenturyTel's telephone operations produced internal revenue growth of nearly 9% while other operations, driven primarily by long distance, posted internal revenue growth of approximately 52%. Wireless customer growth exceeded prior year levels, and our long distance customer base grew 10% during the quarter as CenturyTel added 25,600 long distance customers."

   Telephone revenues, excluding the effect of asset divestitures, grew 13.8% to $277.4 million during the quarter, compared with $243.7 million in third quarter 1998. A prior-year acquisition contributed $11.6 million to telephone revenues during the quarter. Telephone operating income excluding divestitures increased 3.2%, reaching $81.9 million from $79.3 million, and EBITDA excluding divestitures rose 7.9% to $148.2 million from $137.4 million a year ago. CenturyTel's third quarter telephone EBITDA margin was 53.5% while the operating income margin was 29.5%. An increase in Y2K expenses of $3.3 million negatively affected margins for the quarter. Internal access line growth was a strong 5.3% in the quarter.

   "CenturyTel's Internet revenues increased by 55% from third quarter last year," Post said. "During the quarter we deployed the new G-lite DSL standard, and CenturyTel is on track to address 10% of our customer base with this high-speed data service before year end."

   Wireless revenues, excluding the effect of asset divestitures, grew 8.4% to $111.7 million in third quarter 1999, compared with $103.0 million in third quarter 1998. Wireless operating income excluding divestitures advanced 13.8%, reaching $40.7 million from $35.8 million, and EBITDA excluding divestitures climbed 14.9% to $57.9 million from $50.4 million a year ago. CenturyTel's third quarter wireless EBITDA margin was 51.8% (52.9% based on service revenues), and operating income margin was 36.5% (37.2% based on service revenues). Average monthly cellular service revenue per user (ARPU) was $56.57 during third quarter 1999, a 4.7% decrease from $59.39 a year ago. The average monthly churn rate was 1.9%.

   "CenturyTel's average monthly churn declined nearly half a percentage point to 1.9% during the quarter as compared with prior year levels," Post said.

   Revenues from other operations, excluding asset divestitures, grew 51.9% to $30.2 million during third quarter 1999, compared with $19.9 million in third quarter 1998. CenturyTel's long distance business generated $9.3 million of the increase in other operations revenues. CenturyTel now serves more than 285,500 long distance customers, adding more than 25,600 during the quarter.

   During the first nine months of 1999, net income excluding gain on sales of assets climbed 22.8% to $179.4 million from $146.0 million in 1998. Diluted earnings per share increased 21.0% to $1.27 from $1.05, and consolidated revenues rose 7.6% to $1.3 billion from $1.2 billion. EBITDA grew to $674.6 million from $619.4 million, an 8.9% increase.

   In addition to historical information, this release includes certain forward-looking statements that are subject to uncertainties that could cause the Company's actual results to differ materially from such statements. Such uncertainties include but are not limited to: the effects of ongoing deregulation in the telecommunications industry; the effects of greater than anticipated competition in the Company's markets; possible changes in the demand for the Company's products and services; the Company's ability to successfully introduce new offerings on a timely and cost-effective basis; the risks inherent in rapid technological change; the Company's ability to effectively manage its growth, including the timely consummation of pending acquisitions, and integrating newly-acquired properties into the Company's operations; the success and expense of the remediation efforts of the Company and its vendors in achieving year 2000 compliance; and the effects of more general factors such as changes in overall market or economic conditions or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

   CenturyTel, Inc. provides integrated communications services including local exchange, wireless, long distance, Internet access and security monitoring services to more than two million customers in 21 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL. CenturyTel is the 8th largest local exchange telephone company, based on access lines, and the 10th largest cellular company, based on population equivalents owned, in the United States. Visit CenturyTel's corporate website at (www.centurytel.com).

                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                 THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                                   (UNAUDITED)

                                                                       INCREASE
                                           1999           1998        (DECREASE)
-------------------------------------------------------------------------------
                                          In thousands, except per share amounts

         TELEPHONE OPERATIONS
Operating revenues
  Local service                        $   86,010        84,082           2.3%
  Network access                          159,682       159,422           0.2%
  Other                                    31,660        31,893          (0.7%)
---------------------------------------------------------------
                                          277,352       275,397           0.7%
---------------------------------------------------------------

Operating expenses
  Plant operations                         66,446        62,402           6.5%
  Customer operations                      22,073        22,107          (0.2%)
  Corporate and other                      40,584        37,436           8.4%
  Depreciation and amortization            66,397        65,242           1.8%
---------------------------------------------------------------
                                          195,500       187,187           4.4%
---------------------------------------------------------------
Telephone operating income                 81,852        88,210          (7.2%)
---------------------------------------------------------------

         WIRELESS OPERATIONS
Operating revenues
  Service revenues                        109,318       104,529           4.6%
  Equipment sales                           2,334         2,135           9.3%
---------------------------------------------------------------
                                          111,652       106,664           4.7%
---------------------------------------------------------------

Operating expenses
  Cost of equipment sold                    4,200         3,784          11.0%
  System operations                        13,864        15,359          (9.7%)
  General, administrative and
   customer service                        22,128        22,115           0.1%
  Sales and marketing                      13,588        13,585             -
  Depreciation and amortization            17,167        15,558          10.3%
---------------------------------------------------------------
                                           70,947        70,401           0.8%
---------------------------------------------------------------
Wireless operating income                  40,705        36,263          12.2%
---------------------------------------------------------------

       OTHER OPERATIONS
Operating revenues                         30,201        19,888          51.9%
---------------------------------------------------------------

Operating expenses
  Cost of sales and other                  21,963        15,367          42.9%
  Depreciation and amortization               736           810          (9.1%)
---------------------------------------------------------------
                                           22,699        16,177          40.3%
---------------------------------------------------------------
Other operating income                      7,502         3,711         102.2%
---------------------------------------------------------------

TOTAL OPERATING INCOME                    130,059       128,184           1.5%

OTHER INCOME (EXPENSE)
  Interest expense                        (34,997)      (41,904)        (16.5%)
  Income from unconsolidated
   cellular entities                       10,801         9,162          17.9%
  Minority interest                        (3,460)       (3,619)         (4.4%)
  Gain on sales of assets                   1,201             -             -
  Other income and expense                  1,108         1,159          (4.4%)
  Income tax expense                      (40,183)      (38,304)          4.9%
---------------------------------------------------------------
NET INCOME                             $   64,529        54,678          18.0%
===============================================================

EARNINGS PER SHARE (1)
  Basic                                $     0.46          0.40          15.0%
  Diluted (2)                          $     0.46          0.39          17.9%

SHARES OUTSTANDING (1)
  Basic                                   139,085       137,207           1.4%
  Diluted                                 141,504       140,322           0.8%

DIVIDENDS PER COMMON SHARE (1)         $   0.0450        0.0433           3.9%
------------------

   (1) Reflects a three-for-two stock split effected as a stock dividend distributed March 31, 1999
   (2) Excluding the effect of asset sales, diluted earnings per share were $.45 for 1999

------------------

                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                 NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                                   (UNAUDITED)

                                                                     INCREASE
                                            1999          1998      (DECREASE)
-------------------------------------------------------------------------------
                                          In thousands, except per share amounts

        TELEPHONE OPERATIONS
Operating revenues
  Local service                        $  266,119       243,664           9.2%
  Network access                          482,626       462,576           4.3%
  Other                                   100,681        94,292           6.8%
---------------------------------------------------------------
                                          849,426       800,532           6.1%
---------------------------------------------------------------

Operating expenses
  Plant operations                        196,960       176,609          11.5%
  Customer operations                      67,968        67,956             -
  Corporate and other                     116,419       116,444             -
  Depreciation and amortization           207,163       194,516           6.5%
---------------------------------------------------------------
                                          588,510       555,525           5.9%
---------------------------------------------------------------
Telephone operating income                260,916       245,007           6.5%
---------------------------------------------------------------

      WIRELESS OPERATIONS
Operating revenues
  Service revenues                        312,873       299,396           4.5%
  Equipment sales                           7,372         6,308          16.9%
---------------------------------------------------------------
                                          320,245       305,704           4.8%
---------------------------------------------------------------

Operating expenses
  Cost of equipment sold                   13,848        11,211          23.5%
  System operations                        42,394        44,285          (4.3%)
  General, administrative
    and customer service                   60,113        60,785          (1.1%)
  Sales and marketing                      41,130        41,018           0.3%
  Depreciation and amortization            50,963        45,274          12.6%
---------------------------------------------------------------
                                          208,448       202,573           2.9%
---------------------------------------------------------------
Wireless operating income                 111,797       103,131           8.4%
---------------------------------------------------------------

        OTHER OPERATIONS
Operating revenues                         80,540        55,811          44.3%
---------------------------------------------------------------

Operating expenses
  Cost of sales and other                  59,779        41,647          43.5%
  Depreciation and amortization             2,167         2,498         (13.3%)
---------------------------------------------------------------
                                           61,946        44,145          40.3%
---------------------------------------------------------------
Other operating income                     18,594        11,666          59.4%
---------------------------------------------------------------
TOTAL OPERATING INCOME                    391,307       359,804           8.8%

OTHER INCOME (EXPENSE)
  Interest expense                       (114,725)     (126,785)         (9.5%)
  Income from unconsolidated
    cellular entities                      26,913        25,105           7.2%
  Minority interest                       (25,560)      (10,264)        149.0%
  Gain on sales of assets                  51,160        49,859           2.6%
  Other income and expense                  6,722         2,454         173.9%
  Income tax expense                     (156,721)     (123,610)         26.8%
---------------------------------------------------------------
NET INCOME                             $  179,096       176,563           1.4%
===============================================================

EARNINGS PER SHARE (1)
  Basic (2)                            $     1.29          1.29             -
  Diluted (3)                          $     1.27          1.26           0.8%

SHARES OUTSTANDING (1)
  Basic                                   138,668       136,857           1.3%
  Diluted                                 141,331       139,908           1.0%

DIVIDENDS PER COMMON SHARE (1)         $   0.1350        0.1299           3.9%

-----------------------

   (1) Reflects a three-for-two stock split effected as a stock dividend distributed March 31, 1999
   (2) Excluding the effect of asset sales, basic earnings per share were $1.29 and $1.06 for 1999 and 1998, respectively
   (3) Excluding the effect of asset sales, diluted earnings per share were $1.27 and $1.05 for 1999 and 1998, respectively

----------------------

                                CenturyTel, Inc.
                          CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 1999 AND DECEMBER 31, 1998
                                  (UNAUDITED)

                                           September 30,    December 31,
                                               1999           1998
----------------------------------------------------------------------
                                                 (in thousands)
                              ASSETS

CURRENT ASSETS
  Cash and cash equivalents                 $    37,233         5,742
  Other current assets                          248,079       220,496
----------------------------------------------------------------------
    Total current assets                        285,312       226,238
----------------------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT
  Telephone                                   3,366,882     3,660,252
  Wireless                                      458,197       436,897
  Other                                         238,418       192,509
  Accumulated depreciation                   (1,868,553)   (1,938,205)
----------------------------------------------------------------------
    Net property, plant and equipment         2,194,944     2,351,453
----------------------------------------------------------------------

INVESTMENTS AND OTHER ASSETS
  Excess cost of net assets acquired          1,629,636     1,956,701
  Other                                         431,264       401,063
----------------------------------------------------------------------
    Total investments and other assets        2,060,900     2,357,764
----------------------------------------------------------------------
TOTAL ASSETS                                $ 4,541,156     4,935,455
======================================================================

                     LIABILITIES AND EQUITY

CURRENT LIABILITIES
  Current maturities of long-term debt      $    53,306        53,010
  Other current liabilities                     263,134       251,834
----------------------------------------------------------------------
    Total current liabilities                   316,440       304,844

LONG-TERM DEBT                                2,042,235     2,558,000
DEFERRED CREDITS AND OTHER LIABILITIES          468,241       541,129
STOCKHOLDERS' EQUITY                          1,714,240     1,531,482
----------------------------------------------------------------------
TOTAL LIABILITIES AND EQUITY                $ 4,541,156     4,935,455
======================================================================

                      CAPITAL EXPENDITURES
         NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                                                           INC
                                                  1999          1998      (DEC)
------------------------------------------------------------------------------
Telephone                                   $   145,178       141,963      2.3%
Wireless                                         44,262        42,836      3.3%
Corporate and other                              47,558        24,230     96.3%
----------------------------------------------------------------------
  Total capital expenditures                $   236,998       209,029     13.4%
======================================================================

                      CAPITAL EXPENDITURES
         THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                                                           INC
                                                  1999          1998      (DEC)
------------------------------------------------------------------------------
Telephone                                   $    58,554        63,908     (8.4%)
Wireless                                         11,071         8,536     29.7%
Corporate and other                              18,245        10,165     79.5%
----------------------------------------------------------------------
  Total capital expenditures                $    87,870        82,609      6.4%
======================================================================


                                 SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          CenturyTel, Inc.

                                   By:  /s/ Neil A. Sweasy
                                       -------------------------
                                       Neil A. Sweasy
                                       Vice President and Controller